Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

January 17, 2020

Upjohn Inc.

235 East 42nd Street

New York, New York 10017

Re: Registration Statement on Form S-4 (File No. 333-234337)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4, File No. 333-234337, as amended (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) of Upjohn Inc., a Delaware corporation and wholly owned subsidiary of Pfizer Inc. (“Newco”), relating to 526,700,740 shares of Newco’s common stock, par value $0.01 per share (the “Newco Shares”), to be issued by Newco pursuant to the terms of the Business Combination Agreement, dated as of July 29, 2019 (the “Business Combination Agreement”), by and among Pfizer Inc., a Delaware corporation (“Pfizer”), Newco, Utah Acquisition Sub Inc., a Delaware corporation and an indirect wholly owned subsidiary of Newco, Mylan N.V., a public company with limited liability incorporated under the laws of the Netherlands (“Mylan”), Mylan I B.V., a company incorporated under the laws of the Netherlands and a direct wholly owned subsidiary of Mylan (“Mylan Newco”), and Mylan II B.V., a company incorporated under the laws of the Netherlands and a direct wholly owned subsidiary of Mylan Newco.

For purposes of giving this opinion, we have examined the Registration Statement, the Business Combination Agreement and originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with Pfizer’s and/or Newco’s approval, as applicable, upon oral and written representations of Pfizer and Newco and certificates or comparable documents of public officials and of officers and representatives of Pfizer and Newco.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Newco Shares to be issued by Newco pursuant to and in the manner contemplated by the terms of the Business Combination Agreement will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Newco Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Business Combination Agreement, such Newco Shares will be validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York. Newco is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions, and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Newco Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz